                                                                     EXHIBIT 5.1

                [ARGUE PEARSON HARBISON & MYERS LLP LETTERHEAD]

                                December 28, 1998


Omega Healthcare Investors, Inc.
900 Victors Way, Suite 350
Ann Arbor, Michigan 48108

         RE: OMEGA HEALTHCARE INVESTORS, INC./FORM S-8

Gentlemen:

         At your request, we have examined the Registration Statement to be filed by Omega Healthcare Investors, Inc. with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 750,000 shares of common stock, par value $.10 (the "Common Stock"), all of which Common Stock may be offered and sold from time to time pursuant to the terms of the Company's 1993 Stock Option and Restricted Stock Plan, as amended and restated, and as set forth in the prospectus which forms a part of the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. Moreover, we have assumed that the issuance and sale of the Common Stock to be offered from time to time has been or will be duly authorized by proper action of the Board of Directors of the Company and in accordance with the Company's Articles of Incorporation, as amended, and applicable Maryland law.

         It is our opinion that, subject to completion of any additional proceedings referred to above, the Common Stock will, upon sale and issuance thereof in the manner described in the Registration Statement, be legally issued, fully paid and nonassessable.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any person or entity, without the prior written consent of this firm.

         We consent to the use of this opinion as an exhibit to said Registration Statement.

                                                     Very truly yours,

                                        /S/ Argue Pearson Harbison & Myers LLP